Exhibit 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER

PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned, Denis Corin, the President, Chief Executive Officer and Principal Executive Officer of GeneMax Corp., and Patrick A. McGowan, the Secretary, Treasurer, Chief Financial Officer, Principal Accounting Officer and a director of GeneMax Corp., each hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to his knowledge, the Annual Report on Form 10-KSB of GeneMax Corp., for the year ended December 31, 2006, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and that the information contained in the Annual Report on Form 10-KSB fairly presents in all material respects the financial condition and results of operations of GeneMax Corp.

Date:     April 16 2007.
/s/ "Denis Corin" _____________________________________ Denis Corin President, Chief Executive Officer and Principal Executive Officer Date: April 16, 2007.
/s/ "Patrick A. McGowan" _____________________________________ Patrick A. McGowan Secretary, Treasurer, Chief Financial Officer, Principal Accounting Officer and a director Date: April 16, 2007.

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signatures that appear in typed form within the electronic version of this written statement required by Section 906, has been provided to GeneMax Corp. and will be retained by GeneMax Corp. and furnished to the Securities and Exchange Commission or its staff upon request.

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